Exhibit 13.4

9/11/2020 SI CRM

seedinvest

Weekly Deal Newsletter

Now Accepting Investments


LinkedIn
facebook
indeed
glassdoor
ZipRecruiter
Screening
Scheduling
Follow-Up
Reference Check
Bullhorn
greenhouse
ADP
LEVER
JobDiva

Humanly | Automated remote candidate screening & recruiting platform

Humanly is a next generation recruiting platform, automating job candidate screening, scheduling & engagement.

- Grew monthly recurring revenue 279% from December 2019 to June 2020
- Signed 19 customers since product launch in 2019, including Farmers Insurance, Armoire.Style, and Feather

LEARN MORE

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7550 1/6

9/11/2020 SI CRM

Reg A+ Now Accepting Reservations


$1,644.25
ME EVERYONE TRADE
Gatsby Rewards
74
Learn more →
Next Milestone
74/500
Total Rewards
$1,636.25
BUYING POWER : $91.25
ME EVERYONE TRADE
Jeff M traded against SPY
2
Jeff M traded on TSLA
2

Gatsby I Options trading platform for a new generation of traders

Gatsby is democratizing the options market with a simple, social and gamified options trading app.

- Raised $3mm+ to date from leading investors including Barclays, Techstars, Rosecliff Ventures, SWS Ventures, Irish Angels and Plug & Play Ventures
- Since launching in December 2019, the app has crossed over 100k options contracts ($30m+ of trades) with an average growth rate of over 10%/week

RESERVE

Closing Soon

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7550 2/6

9/11/2020 SI CRM Solace Closing Next Friday, August 21st at 11:59pm ET Solace is aiming to disrupt the funeral industry with a digital rst, consumer-centric, modern, and simple consumer experience. Next Friday, August 21st, is the last day to invest. To do so, you must complete the online process by 11:59pm ET on August 21st. INVEST NOW Other Deals Closing Soon CrowdComfort | Platform for employees to submit workplace requests SoleSavy | An exclusive community & platform to help sneaker enthusiasts acquire sneakers and streetwear for their retail price Upcoming Webinars https://crm.private.seedinvest.com/email_campaigns/email_campaign/7550 3/6

9/11/2020 SI CRM Good Earth Organics First Investor Webinar | Tuesday, August 18th at 4pm ET CrowdComfort End of Campaign Webinar | Wednesday, August 19th at 3pm ET Monthly Reg A+ Webinar | Thursday, September 3rd at 4pm ET SeedInvest Investor Perks Good Earth Organics is rewarding investors - all investors who reserve shares and purchase their reserved shares will receive a 50% discount code to purchase soil from its online store. Learn more about the perks here . SeedInvest Auto Invest Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 5-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. Learn more here . Refer an Entrepreneur Know an entrepreneur who would be a great t to raise on SeedInvest? Refer an entrepreneur to the SeedInvest team here. Browse all deals . Learn more about all of our investment opportunities. https://crm.private.seedinvest.com/email_campaigns/email_campaign/7550 4/6

9/11/2020 SI CRM Questions? Email us . We're happy to help. You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here . If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment conrmation emails and all other transactional emails related to activities on your account. SeedInvest’s selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs. It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment. Humanly, and CrowdComfort are offering securities under Rule 506(b) of Regulation D through SI Securities. Additional information may be obtained from:: Humanly: https://www.seedinvest.com/humanly, CrowdComfort: https://www.seedinvest.com/crowdcomfort Solace is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has led a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Solace: https://www.seedinvest.com/solace SoleSavy is offering securities under Rule 506(c) of Regulation D through SI Securities. Additional information may be obtained from: SoleSavy: https://www.seedinvest.com/solesavy The Good Earth Organics, Inc., and Gatsby are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualication of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualied by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been led with the Commission, a copy of which may be obtained from The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics , Gatsby: https://www.seedinvest.com/gatsby Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notied that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any nancial product. Investments are offered only via denitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an afliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy . https://crm.private.seedinvest.com/email_campaigns/email_campaign/7550 5/6

911112020 SICRM h ttps:// crm . private. seedinvest. com/em ail_ cam paigns/em ail_cam paig n/7550 616

9/11/2020 SI CRM

seedinvest

New Reg A Now Accepting Reservations


$10,334.64
START TRADE

Gatsby | Commission-free options trading platform for the public

Gatsby is developing a trading platform for a new generation of traders with its simple, social, and gamified options trading app.

Notable deal highlights include:

- Raised $3mm+ to date from leading investors including Barclays, Techstars, Rosecliff Ventures, SWS Ventures, Irish Angels and Plug & Play Ventures
- Since launching in December 2019, the app has crossed over 100,000 options contracts ($30m+ of trades) with an average growth rate of over 10% / week
- Team includes two founders with former exits, founder of Public.com, former Goldman Sachs MD, former Amazon, and Instinet Senior Management

By confirming a reservation, you have the opportunity to purchase shares ahead of the company's public launch as it awaits SEC qualification. **Additionally, all investors**

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7567 1/3

9/11/2020 SI CRM

who reserve shares and purchase their reserved shares will receive bonus perks. A reservation is non-binding and you may cancel at any time.

LEARN MORE & RESERVE SHARES

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving emails about new deal launches, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Gatsby is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby

Copyright © 2020 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7567 2/3

911112020 SICRM h ttps:// crm . private. seedinvest. com/em ail_ cam paigns/em ail_cam paig n/7567 313

9/11/2020 SI CRM

seedinvest Reg A+ Rundown

Hi James,

We are excited to introduce our latest Reg A+ campaign now accepting reservations - **Gatsby**, a fintech platform aiming to make trading options easier & fun.
Plus, **Graze**announced its campaign end date and **Good Earth Organics** is offering reservation perks. Read on for new updates from **20/20 GeneSystems, Cytonics, GROUNDFLOOR, Caliber,** and **Miso Robotics.**

Now Accepting Reservations


Gatsb
$10,334.64
ME EVERYONE TRADE
Calls on
Slack Technologie...
Calls on
Slack Technologie...
START TRADE

Gatsby | Commission-free options trading platform for the public

Gatsby is developing a trading platform for a new generation of traders with its simple, social, and gamified options trading app.

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7568 1/6

9/11/2020 SI CRM

Notable deal highlights include:

- Raised $3mm+ to date from leading investors including Barclays, Techstars, Rosecliff Ventures, SWS Ventures, Irish Angels and Plug & Play Ventures
- Since launching in December 2019, the app has crossed over 100,000 options contracts ($30m+ of trades) with an average growth rate of over 10% / week
- Team includes two founders with former exits, founder of Public.com, former Goldman Sachs MD, former Amazon, and Instinet Senior Management

By confirming a reservation, you will be given the opportunity to purchase shares ahead of the company's public launch after it receives SEC qualification. A reservation is non-binding and you may cancel at any time.

LEARN MORE & RESERVE SHARES

End Date Announced


6h 35m
remaining
5.0
1.2

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7568 2/6

9/11/2020 SI CRM Graze announces campaign end date - Friday, September 18th Graze is developing an electric, fully autonomous lawn mower with the goal of reducing fuel costs, operator injuries, and labor requirements for commercial landscaping companies. The campaign has raised over $1.7mm to date, is successfully funded, and is still accepting investments until it closes next month on Friday, September 18th. INVEST Business Updates GROUNDFLOOR breaks monthly volume record in July & named to Inc. 5000 for rst time GROUNDFLOOR closed this past July with $15.5mm in total investments, a 29% MoM increase from June and the highest monthly volume in GROUNDFLOOR's history (unaudited). The company continues to outperform prior months - July is the third consecutive month in which GROUNDFLOOR set a record for investment volume (unaudited). Additionally, the company was named to the 2020 Inc. 5000 list. Learn More Caliber honored on Inc. 5000 list for seventh consecutive year The real estate investing company made the Inc. 5000 list of the fastest-growing private companies in America for the seventh consecutive year. (In the history of the Inc. 5000, only 1% of companies have made the list at least seven times.) Past honorees of the Inc. 5000 list include organizations such as Microsoft, Timberland, Vizio, Intuit, Chobani, Oracle, and Zappos.com. https://crm.private.seedinvest.com/email_campaigns/email_campaign/7568 3/6

9/11/2020 SI CRM Learn More Cytonics granted new patent for lead drug candidate, further strengthening IP portfolio The major claims of Cytonics' recent patent encompass the genetic mutations made to CYT-108, Cytonics' lead drug candidate, to give the drug enhanced activity and potency in protecting cartilage from degradation in osteoarthritis. Cytonics' IP portfolio already consists of eight issued U.S. and international patents. Learn More Miso Robotics adds new contact tracing function to mitigate spreading infections in the kitchen Miso Robotics recently introduced a contact tracing technology update to its CookRight platform, the computer vision technology platform that enables restaurants to leverage AI and analytics in the cooking process. With the new contact tracing functionality, restaurants will be able to have oversight on worker interactions in the kitchen to measure the efcacy and adherence to social distancing protocols. Learn More 20/20 announces new sales focus on restaurants for COVID-19 antibody tests 20/20 GeneSystems recently announced that it is increasing its sales efforts to make COVID-19 antibody tests available to restaurants throughout the U.S. CEO Jonathan Cohen notes, “Antibody tests indicate current and prior virus exposure. By building, validating and deploying a machine learning algorithm for COVID-19 antibody testing, we can help pave the way to understanding the role antibodies produced by the body play following an infection in providing immunity and for how long." Learn More Reservation Investor Perks https://crm.private.seedinvest.com/email_campaigns/email_campaign/7568 4/6

9/11/2020 SI CRM

- **Gatsby** | All investors who reserve shares and later purchase their reserved shares will receive bonus perks. Learn more.
- **Good Earth Organics** | All investors who reserve shares and later purchase their reserved shares will receive a 50% discount code to purchase soil from the online store. Learn more.

Upcoming Webinars

- **Reg A Monthly Webinar** | Thursday, September 3rd at 4pm ET
- **Graze's Final Investor Webinar** | Wednesday, September 16th at 1pm ET

More About Reg A+

On June 19, 2015, three years after the JOBS Act was signed, Title IV (Regulation A+) of the JOBS Act went into effect, allowing private early-stage companies to raise money from all Americans. Reg A+ is a type of offering which allows private companies to raise up to $50mm from the public. Companies looking to raise capital via Reg A+ first must file with the SEC and get qualification before launching their offering.

Reg A+ raises enable companies to grow and galvanize their communities, allowing them to cultivate a group of loyal customers / investors, with clear benefits*:

- Stock owners spend an average of 54% more than non-stock owners
- Investors visit the company website 68% more frequently
- Customers who own shares refer 2x as many people, increasing virality

SeedInvest recently closed the largest round ever on an equity crowdfunding platform when NowRx raised its $20mm Series B round via Regulation A+.

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7568 5/6

9/11/2020 SI CRM

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

*Data referenced is current as of 2016.

Gatsby, and The Good Earth Organics, Inc. are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby, The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics

Graze, Miso Robotics, Caliber, Groundfloor, 20/20 GeneSystems, and Cytonics are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from:
Graze: https://www.seedinvest.com/graze, Miso Robotics: https://www.seedinvest.com/miso.robotics,
Caliber: https://www.seedinvest.com/calibercos, Groundfloor: https://www.seedinvest.com/groundfloor, 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems, Cytonics: https://www.seedinvest.com/cytonics

Copyright © 2020 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7568 6/6

9/11/2020 SI CRM Company update Gatsby to launch options spreads on trading platform Gatsby just announced it will be rolling out options spreads in Q4. The company is on a mission to make options trading accessible and transparent. This new tool will give traders more control over their upside and downside. In options trading, an option spread is created by buying and selling equal number of options of the same class on the same underlying security but with different strike prices or expiration dates. By combining two or more options in one trade, options spreads allow traders to minimize their risk or to build strategies for various market outcomes. As they are more complex than long options, Gatsby aims to break down the barrier to entry by making them digestible and understandable. With the launch slated for Q4 , these new features will sit alongside the current offering of social, long options trading. https://crm.private.seedinvest.com/email_campaigns/email_campaign/7645 1/3

9/11/2020 SI CRM

LEARN MORE & RESERVE SHARES

All investors who reserve shares and purchase their reserved shares will receive bonus perks. Learn more.

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving company updates, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Gatsby is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby

Copyright © 2020 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7645 2/3

911112020 SICRM member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academ :. h ttps:!lcrm.private. seedinvest. com/ email_cam paignslemail_cam paig n/7645 313

9/11/2020 SI CRM

seedinvest

Weekly Deal Newsletter

Reg A+ Now Accepting Reservations


$1,644.25
ME
EVERYONE
TRADE
Gatsby Rewards
74
Learn more →
Next Milestone
74/500
Total Rewards
$1,636.25
ME
EVERYONE
TRADE
Jeff M traded against SPY
2
Jeff M traded on TSLA
2

Gatsby | Options trading platform for a new generation of traders

Gatsby is democratizing the options market with a simple, social and gamified options trading app.

- Raised $3mm+ to date from leading investors including Barclays, Techstars, Rosecliff Ventures, SWS Ventures, Irish Angels and Plug & Play Ventures
- Since launching in December 2019, the app has crossed over 100k options contracts ($30m+ of trades) with an average growth rate of over 10%/week

RESERVE

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7553 1/4

9/11/2020 SI CRM Closing Soon Solace Closing Next Friday, August 21st at 11:59pm ET Solace is aiming to disrupt the funeral industry with a digital rst, consumer-centric, modern, and simple consumer experience. Next Friday, August 21st, is the last day to invest. To do so, you must complete the online process by 11:59pm ET on August 21st. INVEST NOW Upcoming Webinars Good Earth Organics First Investor Webinar | Tuesday, August 18th at 4pm ET https://crm.private.seedinvest.com/email_campaigns/email_campaign/7553 2/4

9/11/2020 SI CRM Monthly Reg A+ Webinar | Thursday, September 3rd at 4pm ET SeedInvest Investor Perks Good Earth Organics is rewarding investors - all investors who reserve shares and purchase their reserved shares will receive a 50% discount code to purchase soil from its online store. Learn more about the perks here . SeedInvest Auto Invest Looking for an easier way to build your startup portfolio? SeedInvest Auto Invest does just that by allowing you to build a portfolio of 5-25 highly-vetted, early-stage startups with investment minimums as low as $200 per company. Auto Invest investors can opt out at any time. Learn more here . Refer an Entrepreneur Know an entrepreneur who would be a great t to raise on SeedInvest? Refer an entrepreneur to the SeedInvest team here. Browse all deals . Learn more about all of our investment opportunities. Questions? Email us . We're happy to help. https://crm.private.seedinvest.com/email_campaigns/email_campaign/7553 3/4

9/11/2020 SI CRM

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

SeedInvest's selection criteria does not suggest higher quality investment opportunities nor does it imply that investors will generate positive returns in investment opportunities on SeedInvest. Learn more about due diligence in the SeedInvest Academy and our vetting process in our FAQs.

It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment.

Solace is offering securities under Regulation CF and Rule 506(c) of Regulation D through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at: Solace: https://www.seedinvest.com/solace

The Good Earth Organics, Inc., and Gatsby are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics, Gatsby: https://www.seedinvest.com/gatsby

Copyright © 2020 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7553 4/4